EXHIBIT 21


                       SUBSIDIARIES OF THE REGISTRANT


                         THE COSMETIC CENTER, INC.
                              (The registrant)

                                                     State of Incorporation

The Cosmetic Center, Inc.                                   Delaware
M. Steven Cosmetic Company, Inc.                            Delaware
Susan Kay Cosmetics, Inc.                                   Maryland
Anita Jean Cosmetics, Inc.                                  Maryland
Adam Michael Cosmetics, Inc.                                Illinois
Courtney Brooke, Inc.                                       Maryland
Dumond Distribution, Inc.                                   Maryland

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